EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountants report on internal control

EXHIBIT B
  Attachment to item 77I:
  Terms of new or amended securities

EXHIBIT C:
  Attachment to item 77M:
  Mergers

EXHIBIT D:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Forward Funds, Inc.

In planning and performing our audits of the financial statements of Forward Hansberger International Growth Fund, Forward Uniplan Real Estate Investment Fund, Forward Hoover Small Cap Equity Fund, Forward Hoover Mini-Cap Fund, Forward International Small Companies Fund, Forward Global Emerging Markets Fund, Sierra Club Stock Fund and Sierra Club Balanced Fund (collectively the "Funds") for the year ended December 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
San Francisco, California
February 22, 2004




EXHIBIT B:
77I.
The Forward Funds filed a registration statement on December 22, 2004, requesting permission to issue a new portfolio, the "Forward Legato Fund," (the "Fund") effective 75 days after the request. The Fund invests primarily in the equity securities (common, preferred and convertible securities) of companies that have small market capitalizations and offer future growth potential. The Forward Legato Fund offers two classes of shares called Class A shares and Institutional Class shares. Holders of shares of the Funds of the Company have one vote for each share held, and a proportionate fraction of a vote for each fractional share. All shares issued and outstanding are fully paid and are non-assessable, transferable and redeemable at the option of the shareholder. Shares have no pre-emptive rights. The Board of Directors may classify or reclassify any unissued shares of the Company into shares of another class or series by setting or changing in any one or more respects, from time to time, prior to the issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or qualifications of such shares.


EXHIBIT C:
77M.
On September 17, 2004, the newly created Forward Global Emerging Markets Fund (the "Adopting Fund"), a series of Forward Funds, Inc., a Maryland corporation, acquired all assets and liabilities of the Pictet Global Emerging Markets Fund (the "Adopted Fund"), a series of Pictet Funds, a Massachusetts business trust, pursuant to a plan of reorganization adopted by the Pictet Global Emerging Markets Fund's shareholders on September 14, 2004. The Adopted Fund offers two classes of shares: the Retail Class and the Institutional Class. The Adopting Fund offers two classes of shares: the Investor Class and the Institutional Class. Holders of Retail Class shares of the Adopted Fund will receive an amount of Investor Class shares of the Adopting Fund equal in value to their Retail Class Adopted Fund shares; and holders of Institutional Class shares of the Adopted Fund will receive an amount of Institutional Class shares of the Adopting Fund equal in value to their Institutional Class Adopted Fund shares. Ultimately, the Adopted Fund will completely liquidate. A form of the Agreement and Plan of Reorganization for the merger is attached to this form as part of the Exhibit to item 77Q1(g).


EXHIBIT D:

                   FORWARD FUNDS, INC.
               INVESTMENT SUB-ADVISOR AGREEMENT

     This INVESTMENT SUB-ADVISOR AGREEMENT (this
"Agreement"), effective as of September 15, 2004 among
Pictet International Management Ltd., a United Kingdom
limited liability company, (the "Sub-Adviser"), Forward
Funds, Inc. (the "Company"), on behalf of the Forward
Global Emerging Markets Fund, a series of the Company (the
"Fund"), and Forward Management, LLC (the "Adviser").
WHEREAS, the Company is a Maryland corporation of the
series type organized under Articles of Incorporation dated
October 3, 1997 (the "Articles") and is registered under
the Investment Company Act of 1940, as amended (the "1940
Act"), as an open-end, diversified management investment
company, and the Fund is a series of the Company; and
WHEREAS, the Adviser has been retained by the Company
to provide investment advisory services to the Fund with
regard to the Fund's investments, as further described in
the Company's registration statement on Form N-1A (the
"Registration Statement") and pursuant to an Investment
Management Agreement dated  June 6, 2002  ("Investment
Management Agreement"); and
WHEREAS, the Company's Board of Directors (the
"Directors"), including a majority of the Directors who are
not "interested persons" as defined in the 1940 Act, and
the Fund's stockholders have approved the appointment of
the Sub-Adviser to perform certain investment advisory
services for the Company, on behalf of the Fund, pursuant
to this Agreement and as described in the Registration
Statement, and the Sub-Adviser is willing to perform such
services for the Fund; and
WHEREAS, the Sub-Adviser is registered as an
investment adviser under the Investment Advisers Act of
1940, as amended (the "Advisers Act").
NOW THEREFORE, in consideration of the promises and
mutual covenants herein contained, it is agreed among the
Adviser, the Company and the Sub-Adviser as follows:
1.	Appointment.  The Company and the Adviser hereby
appoint the Sub-Adviser to perform advisory services to the
Fund for the periods and on the terms set forth in this
Agreement.  The Sub-Adviser accepts such appointment and
agrees to furnish the services herein set forth, for the
compensation herein provided.
2.	Investment Advisory Duties.  Subject to the
supervision of the Directors of the Fund and the Adviser,
the Sub-Adviser will, in coordination with the Adviser as
described below, (a) provide a program of continuous
investment management for the Fund; (b) make investment
decisions for the Fund; and (c) place orders to purchase
and sell securities for the Fund in accordance with the
Fund's investment objectives, policies and limitations as
stated in the Fund's current Prospectus and Statement of
Additional Information as provided to the Sub-Adviser by
the Adviser, as they may be amended from time to time;
provided, that the Adviser shall provide the Sub-Adviser
reasonable advance notice of any change to such investment
objectives, policies and limitations.
The Sub-Adviser further agrees that, in performing its
duties hereunder, it will:
(a)	with regard to its activities under this
Agreement, use reasonable efforts to comply in all material
respects with the applicable provisions of the 1940 Act,
the Advisers Act, and all applicable rules and regulations
thereunder, the U.S. Internal Revenue Code of 1986, as
amended (the "Code") and all other applicable federal and
state laws and regulations, and with any applicable
procedures adopted by the Directors, as they may be amended
from time to time, provided that written copies of such
procedures and amendments thereto are provided to the Sub-
Adviser by the Adviser;
(b)	use reasonable efforts to manage the Fund so
that it will qualify, and continue to qualify, as a
regulated investment company under Subchapter M of the Code
and regulations issued thereunder; provided, however, the
Sub-Adviser shall not be responsible for the tax effect of
any decisions made by or any actions taken by any person
other than the Sub-Adviser;
(c)	place orders pursuant to its investment
determinations for the Fund, in accordance with applicable
policies expressed in the Fund's Prospectus and/or
Statement of Additional Information or otherwise
established through written guidelines established by the
Fund and provided to the Sub-Adviser by the Adviser,
including without limitation, Section 4 hereof
(d)	furnish to the Company and the Adviser
whatever statistical information the Company or the Adviser
may reasonably request with respect to the Fund's assets or
investments.  In addition, the Sub-Adviser will keep the
Company, the Adviser and the Directors informed of
developments which the Sub-Adviser reasonably believes will
materially affect the Fund's portfolio and shall, on the
Sub-Adviser's own initiative, furnish to the Fund from time
to time whatever information the Sub-Adviser believes
appropriate for this purpose;
(e)	 make available to the Fund's administrator,
PFPC Inc. (the "Administrator"), the Adviser and the
Company, promptly upon their request, such copies of its
investment records and ledgers with respect to the Fund as
may reasonably be required to assist the Adviser, the
Administrator and the Company in their compliance with
applicable laws and regulations. The Sub-Adviser will
furnish the Directors, the Administrator, the Adviser and
the Company with such periodic and special reports
regarding the Funds as they may reasonably request;
(f)	meet periodically with the Adviser and the
Directors, in person or by teleconference, to explain its
investment management activities, and any reports related
to the Fund as may reasonably be requested by the Adviser
and/or the Company;
(g)	immediately notify the Adviser and the Fund
to the extent required by applicable law in the event that
the Sub-Adviser or any of its affiliates:  (1) becomes
aware that it is subject to a statutory disqualification
that prevents the Sub-Adviser from serving as an investment
adviser pursuant to this Adviser Agreement; or (2) becomes
aware that it is the subject of an administrative
proceeding or enforcement action by the Securities and
Exchange Commission ("SEC") or other regulatory authority.
The Sub-Adviser further agrees to notify the Fund and the
Adviser immediately of any material fact known to the Sub-
Adviser respecting or relating to the Sub-Adviser that
would make any written information previously provided to
the Adviser materially inaccurate or incomplete or if any
such written information becomes untrue in any material
respect;
(h)	immediately notify the Adviser if the Sub-
Adviser suffers a material adverse change in its business
that would materially impair its ability to perform its
relevant duties for the Funds. For the purposes of this
paragraph, a "material adverse change" shall include, but
is not limited to, a material loss of assets or accounts
under management or the departure of senior investment
professionals to the extent such professionals are not
replaced promptly with professionals of comparable
experience and quality;
(i)	 use no inside information that may be in
its possession in making investment decisions for the Fund,
nor seek to obtain any such information; and
(j)	use its best judgment and efforts in
rendering the advice and services contemplated by this
Agreement.
3.	Futures and Options.  The Sub-Adviser's
investment authority shall include, to the extent permitted
under Section 2, the authority to purchase, sell, cover
open positions, and generally to deal in financial futures
contracts and options thereon.
The Sub-Adviser may:  (i) open and maintain brokerage
accounts for financial futures and options (such accounts
hereinafter referred to as "Brokerage Accounts") on behalf
of and in the name of the Fund; and (ii) execute for and on
behalf of the Brokerage Accounts, standard customer
agreements with a broker or brokers.  The Sub-Adviser may,
using such of the securities and other property in the
Brokerage Accounts as the Sub-Adviser deems necessary or
desirable, direct the custodian to deposit on behalf of the
Funds, original and maintenance brokerage deposits and
otherwise direct payments of cash, cash equivalents and
securities and other property into such brokerage accounts
and to such brokers as the Sub-Adviser deems desirable or
appropriate.
4.	Investment Guidelines.  In addition to the
information to be provided to the Sub-Adviser under Section
2 hereof, the Company or the Adviser shall supply the Sub-
Adviser with such other information as the Sub-Adviser
shall reasonably request concerning the Fund's investment
policies, restrictions, limitations, tax position,
liquidity requirements and other information useful in
managing the Fund's investments.
5.	Representations, Warranties and Covenants of the
Company, Adviser and Sub-Adviser. The Company represents
and warrants to the Sub-Adviser that (i) the retention of
the Sub-Adviser as contemplated by this Agreement is
authorized by the respective governing documents of the
Fund; (ii) the execution, delivery and performance of this
Agreement does not violate any obligation by which either
the Fund or its property is bound, whether arising by
contract, operation of law or otherwise; and (iii) this
Agreement has been duly authorized by appropriate action of
the Fund and when executed and delivered by the Adviser, on
behalf of the Fund (and assuming due and execution and
delivery by the Sub-Adviser), will be the legal, valid and
binding obligation of the Fund, enforceable against the
Fund in accordance with its terms, subject, as to
enforcement, to applicable bankruptcy, insolvency and
similar laws affecting creditors' rights generally and to
general equitable principles (regardless of whether
enforcement is sought in a proceeding in equity or law).
The Adviser represents and warrants to the Sub-
Adviser that (i) the execution, delivery and performance of
this Agreement does not violate any obligation by which it
or its property is bound, whether arising by contract,
operation of law or otherwise; and (ii) this Agreement has
been duly authorized by appropriate action of the Adviser
and when executed and delivered by the Adviser (and
assuming due and execution and delivery by the Sub-Adviser)
will be the legal, valid and binding obligation of the
Advisor, enforceable against the Adviser in accordance with
its terms, subject, as to enforcement, to applicable
bankruptcy, insolvency and similar laws affecting
creditors' rights generally and to general equitable
principles (regardless of whether enforcement is sought in
a proceeding in equity or law).
The Sub-Adviser represents and warrants to the
Adviser and the Fund that (i) it is authorized to perform
the services hereunder; (ii) the execution, delivery and
performance of this Agreement does not violate any
obligation by which the Sub-Adviser or its property is
bound, whether arising by contract, operation of law or
otherwise; (iii) this Agreement has been duly authorized by
appropriate action of the Sub-Adviser and when executed and
delivered by the Sub-Adviser (and assuming due execution
and delivery by the Adviser and the Fund) will be the
legal, valid and binding obligation of the Sub-Adviser,
enforceable against the Sub-Adviser in accordance with its
terms, subject, as to enforcement, to applicable
bankruptcy, insolvency and similar laws affecting
creditors' rights generally and to general equitable
principles (regardless of whether enforcement is sought in
a proceeding in equity or law); (iv) it is registered as an
investment adviser with the SEC, and (v) it is not barred
by operation of law, or any rule, or order of the SEC or
any other regulatory body from acting as an investment
adviser.
6.	Use of Securities Brokers and Dealers.  In
placing purchase and sale orders for the Fund with brokers
or dealers, the Sub-Adviser will attempt to obtain "best
execution" of such orders.  "Best execution" shall mean
prompt and reliable execution at the most favorable
securities price, taking into account the other provisions
hereinafter set forth.  Whenever the Sub-Adviser places
orders, or directs the placement of orders, for the
purchase or sale of portfolio securities on behalf of the
Fund, in selecting brokers or dealers to execute such
orders, the Sub-Adviser is expressly authorized to consider
the fact that a broker or dealer has furnished statistical,
research or other information or services which enhance the
Sub-Adviser's research and portfolio management capability
generally.  It is further understood in accordance with
Section 28(e) of the Securities Exchange Act of 1934, as
amended, that the Sub-Adviser may negotiate with and assign
to a broker a commission which may exceed the commission
which another broker would have charged for effecting the
transaction if the Sub-Adviser determines in good faith
that the amount of commission charged was reasonable in
relation to the value of brokerage and/or research services
(as defined in Section 28(e)) provided by such broker,
viewed in terms either of the Fund's or the Sub-Adviser's
overall responsibilities to the Sub-Adviser's discretionary
accounts (the "Section 28(e) Actions"); provided, however,
that Sub-Adviser's ability to engage in Section 28(e)
Actions shall be subject to review by the Directors form
time to time, and if such Directors reasonably determine
that the Fund does not benefit, directly or indirectly,
from such Section 28(e) Actions, the Sub-Adviser shall be
prohibited from engaging in the same.
Neither the Sub-Adviser nor any parent, subsidiary or
related firm shall act as a securities broker with respect
to any purchases or sales of securities which may be made
on behalf of the Fund.  Unless otherwise directed by the
Company or the Adviser in writing, the Sub-Adviser may
utilize the service of whatever independent securities
brokerage firm or firms it deems appropriate to the extent
that such firms are competitive with respect to price of
services and execution, and so long as the Sub-Adviser
complies with the "best execution" practices described
above.
7.	Compensation.
The Company agrees to pay 65 basis points, calculated as set forth below, to the Sub-Adviser for services specified in this Agreement, subject to adjustment for the expense cap as set out below (the "Fee," ). The management fee payable to the Adviser will be reduced by the amount of the Fee.

The Sub-Adviser Fee shall be computed and accrued daily and paid quarterly in arrears based on the average daily net asset value of the Fund as determined according to the manner provided in the then-current prospectus of the Fund.

As long as the expense cap of the Fund remains at its
present level, the Adviser and the Sub-Adviser will waive
their fees from the Fund proportionately to maintain this
expense cap; provided, that the minimum net Sub-Adviser fee
(i.e., without regard to expense cap waiver) payable
hereunder shall be 30 basis points .
The Adviser shall provide to the Sub-Adviser,
promptly following request therefor, all information
reasonably requested by the Sub-Adviser to support the
calculation of the Sub-Adviser Fee and shall permit the
Sub-Adviser or its agents, upon reasonable notice and at
reasonable times and at Sub-Adviser's cost to inspect the
books and records of the Adviser pertaining to such
calculation.
8.	Expenses
The Sub-Adviser will not be required to pay any
expenses of the Fund except as expressly set forth in this
Section 7.  The Sub-Adviser will pay the cost of
maintaining the staff and personnel necessary for it to
perform its obligations under this Agreement, the expenses
of office rent, telephone, telecommunications and other
facilities it is obligated to provide in order to perform
the services specified in Section 1, and any other expenses
incurred by the Sub-Adviser in the performance of its
duties hereunder.
9.	Books and Records.  The Sub-Adviser agrees to
maintain such books and records with respect to its
services to the Fund as are required by Section 31 under
the 1940 Act, and rules adopted thereunder, and to preserve
such records for the periods and in the manner required by
that Section, and those rules.  The Sub-Adviser also agrees
that records it maintains and preserves pursuant to Rules
31a-1 and Rule 31a-2 under the 1940 Act with respect to the
Fund are the property of the Fund and will be surrendered
promptly to the Company upon its request, except that the
Sub-Adviser may retain copies of such documents as may be
required by law.  The Sub-Adviser further agrees that it
will furnish to regulatory authorities having the requisite
authority any information or reports in connection with its
services hereunder which may be requested in order to
determine whether the operations of the Funds are being
conducted in accordance with applicable laws and
regulations.
10.	Aggregation of Orders.  Provided the investment
objectives, policies and restrictions of the Fund as
provided to the Sub-Adviser in accordance with this
Agreement are adhered to, the Fund agrees that the Sub-
Adviser may aggregate sales and purchase orders of
securities held in the Fund with similar orders being made
simultaneously for other accounts managed by the Sub-
Adviser or with accounts of the affiliates of the Sub-
Adviser, if in the Sub-Adviser's reasonable judgment such
aggregation shall result in an overall economic benefit to
the Fund, taking into consideration the advantageous
selling or purchase price, brokerage commission and other
expenses.  The Fund acknowledges that the determination of
such economic benefit to the Fund by the Sub-Adviser
represents the Sub-Adviser's evaluation that the Fund may
be benefited by relatively better purchase or sales prices,
lower commission expenses and beneficial timing of
transactions or a combination of these and other factors.
11.	Liability.  Neither the Sub-Adviser nor its
officers, directors, employees, affiliates, agents or controlling persons shall be liable to the Company, the Fund, its shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or person with respect to the Fund.
Neither the Sub-Adviser nor its officers, directors, employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law (whether or not deemed a breach of this Agreement) and/or for any loss suffered by the Company, the Fund, its shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Sub-Adviser against any liability to the Company, the Fund and/or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.
The Company, on behalf of the Fund, hereby agrees to indemnify and hold harmless the Sub-Adviser, its directors, officers, employees, affiliates, agents and controlling persons (collectively, the "Indemnified
Parties") against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Company or the Fund, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the
"1933 Act"), the 1934 Act, the Investment Advisers Act of
1940, as amended (the "Advisers Act") or other federal or state statutory law or regulation, at common law or otherwise. It is understood, however, that nothing in this paragraph 10 shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Company, the Fund or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement.

12.	Services Not Exclusive.  The services of the Sub-
Adviser are not exclusive, and nothing in this Agreement
shall prevent the Sub-Adviser from providing similar
services to other investment advisory clients, including
but not by way of limitation, investment companies or to
other series of investment companies, including the Company
or from engaging in other activities, provided such other
services and activities do not, during the term of this
Agreement, interfere in a material manner with the Sub-
Adviser's ability to meet its obligations to the Funds
hereunder.  When the Sub-Adviser recommends the purchase or
sale of a security for other investment companies and other
clients, and at the same time the Sub-Adviser recommends
the purchase or sale of the same security for the Fund, it
is understood that in light of its fiduciary duty to the
Fund, such transactions will be executed on a basis that is
fair and equitable to the Fund.  In connection with
purchases or sales of portfolio securities for the account
of the Fund, neither the Sub-Adviser nor any of its
directors, officers or employees shall act as a principal
or agent or receive any commission.  If the Sub-Adviser
provides any advice to its clients concerning the shares of
the Fund, the Sub-Adviser shall act solely as investment
counsel for such clients and not in any way on behalf of
the Company or the Fund.
The Sub-Adviser provides investment advisory services
to numerous other investment advisory clients, including
but not limited to other funds and may give advice and take
action which may differ from the timing or nature of action
taken by the Sub-Adviser with respect to the Fund.  Nothing
in this Agreement shall impose upon the Sub-Adviser any
obligations other than those imposed by law to purchase,
sell or recommend for purchase or sale, with respect to the
Fund, any security which the Sub-Adviser, or the
shareholders, officers, directors, employees or affiliates
may purchase or sell for their own account or for the
account of any client.
13.	Materials.  Each of the Adviser, the Company and
the Fund shall not make any representations regarding the
Sub-Adviser or any of its affiliates in any disclosure
document, advertisement, sales literature or other
promotional materials without prior written consent of the
Sub-Adviser, which consent shall not be unreasonably
withheld.  If the Sub-Adviser has not notified the Adviser
of its disapproval of sample materials within twenty (20)
days after its receipt thereof, such materials shall be
deemed approved. The Sub-Adviser will be provided with any
Registration Statements containing references or
information with respect to the Sub-Adviser prior to the
filing of same with any regulatory authority and shall be
afforded the opportunity to comment thereon.
14.	Duration and Termination.  This Agreement shall
continue until December 24, 2005, and thereafter shall
continue automatically for successive annual periods,
provided such continuance is specifically approved at least
annually by (i) the Directors or (ii) a vote of a
"majority" (as defined in the 1940 Act) of the Fund's
outstanding voting securities (as defined in the 1940 Act),
provided that in either event the continuance is also
approved by a majority of the Directors who are not parties
to this Agreement or "interested persons" (as defined in
the 1940 Act) of any party to this Agreement, by vote cast
in person at a meeting called for the purpose of voting on
such approval.
Notwithstanding the foregoing, this Agreement may be
terminated:  (a) at any time without penalty by the Fund
upon the vote of a majority of the Directors or by vote of
the majority of the Fund's outstanding voting securities,
upon sixty (60) days' written notice to the Sub-Adviser;
(b) by the Adviser at any time without penalty, upon sixty
(60) days' written notice to the Sub-Adviser or (c) by the
Sub-Adviser at any time without penalty, upon sixty (60)
days' written notice to the Company.  This Agreement will
also terminate automatically in the event of its assignment
(as defined in the 1940 Act).
The Agreement will terminate immediately upon written
notification from the Adviser or the Company if the
Investment Management Agreement terminates with respect to
the Fund.
15.	Amendments.  This Agreement may be amended at any
time, but only by the mutual written agreement of the
parties.
16.	Proxies.  Unless the Company gives written
instructions to the contrary, the Sub-Adviser shall vote
all proxies solicited by or with respect to the issuers of
securities invested in by the Fund.  The Sub-Adviser shall
maintain a record of how the Sub-Adviser voted and such
record shall be available to the Company upon its request.
The Sub-Adviser shall use its best good faith judgment to
vote such proxies in a manner which best serves the
interests of the Fund's shareholders.
17.	Notices.  Any written notice required by or
pertaining to this Agreement shall be personally delivered to the party for whom it is intended or shall be sent to such party by prepaid first class mail or facsimile, at the address or number stated below,.

If to the Company:
Forward Funds, Inc.
433 California Street, Suite 1010
San Francisco, CA  94104
Facsimile: (415) 982-2566

If to the Sub-Adviser:
Pictet International Management Ltd.
Cutlers Gardens
5 Devonshire Square
London, United Kingdom
Facsimile: 011 44 (020) 7972-6868

If to the Adviser:
Forward Management, LLC
433 California Street, Suite 1010
San Francisco, CA 94104
Facsimile: (415) 982-2566

18.	Confidential Information.  Any information
supplied by the Company, the Fund or the Adviser, which is not otherwise in the public domain, in connection with the Fund or the Adviser is to be regarded as confidential and for use only by the Sub-Adviser and/or its agents, and only in connection with the Sub-Adviser's services under this Agreement. Any information supplied by the Sub-Adviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Fund and/or its agents, and only in connection with the Fund and its investments. Any party in receipt of confidential information shall use reasonable precautions (substantially identical to those used in safeguarding of its own confidential information) that its directors, officers, employees and advisors abide by these confidentiality provisions.

19.	Miscellaneous.
(a)	Governing Law.  This Agreement shall be
governed by the laws of the State of California, provided
that nothing herein shall be construed in a manner
inconsistent with the 1940 Act, the Advisers Act, or rules
or orders of the SEC thereunder.
(b)	Delivery of Form ADV. Concurrently with the
execution of this Agreement, the Sub-Adviser is delivering
to the Adviser and the Company a copy of Part II of its
Form ADV, as revised, on file with the SEC.  The Adviser
and the Company hereby acknowledge receipt of such copy.
(c)	Captions. The captions of this Agreement are
included for convenience only and in no way define or limit
any of the provisions hereof or otherwise affect their
construction or effect.
(d)	Severability.  If any provision of this
Agreement shall be held or made invalid by a court
decision, statute, rule or otherwise, the remainder of this
Agreement shall not be affected thereby and, to this
extent, the provisions of this Agreement shall be deemed to
be severable.
(e)	Agency Relationship. Nothing herein shall be
construed as constituting the Sub-Adviser as an agent of
the Company or the Fund, except as otherwise contemplated
herein.
(f)	Prior Agreement.  This Agreement supersedes
any prior agreement relating to the subject matter hereof
among the parties.
(g)	Counterparts.  This Agreement may be
executed in counterparts and by the different parties
hereto on separate counterparts and by facsimile signature,
each of which when so executed and delivered, shall be
deemed an original and all of which counterparts shall
constitute but one and the same agreement.
(h)	Limited Liability of the Company. The Sub-
Adviser agrees that the Company's obligations under this Agreement shall be limited to the Fund and its assets, and that the Sub-Adviser shall not seek satisfaction of any such obligation from the shareholders of the Fund nor from any director, officer, employee or agent of the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of September 15, 2004.

FORWARD FUNDS, INC.
On behalf of its series
Pictet Global Emerging
Markets Fund

By:
Name:  Alan Reid
Title:  President



  PICTET INTERNATIONAL MANAGEMENT LTD.

By:
Name:  Paul Martin
Title:  Head of Compliance



FORWARD MANAGEMENT, LLC,

By:
Name:  Jeremy W. Deems
Title: Chief Financial
Officer


[PAGE BREAK]


                      FORWARD FUNDS, INC.
                INVESTMENT MANAGEMENT AGREEMENT

AGREEMENT, effective as of September 15, 2004, between
Forward Management, LLC ("Forward Management" or the "Investment Advisor") and Forward Funds, Inc. (the "Corporation") on behalf of the series of the Corporation listed on Exhibit A (the "Funds").
WHEREAS, the Corporation is a Maryland corporation of the
series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, diversified management investment company, and the Funds are series of the Corporation; and
WHEREAS, the Investment Advisor is registered as an
investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"); and
NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Corporation and the Investment Advisor as follows:
1.	Appointment.  The Investment Advisor is hereby
appointed to act as investment adviser to the Funds for the periods and on the terms set forth in this Agreement. The Investment Advisor accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.
2.	Investment Advisory Duties.  Subject to the
supervision of the Directors of the Corporation, the Investment Advisor will (a) provide a program of continuous investment management for the Funds with regard to the Funds' investment of their assets (the "Portfolios") in accordance with the Funds' investment objectives, policies and limitations as stated in the Funds' prospectus and statement of additional information included as part of the registration statement (the "Registration Statement") filed with the Securities and Exchange Commission (the "SEC"), as they may be amended from time to time, copies of which shall be provided to the Investment Advisor by the Corporation; (b) make investment decisions for the Funds with regard to the Portfolios, including, but not limited to, the selection and management of investment sub-advisers for the Funds; (c) place orders to purchase and sell investments in the Portfolios for the Funds; (d) furnish to the Funds the services of its employees and agents in the management and conduct of the corporate business and affairs of the Funds;
(e) if requested, provide the services of its officers as administrative executives of the Funds and the services of any directors of the Fund who are "interested persons" of the Corporation or its affiliates, as that term is defined in the 1940 Act, subject in each case to their individual consent to serve and to applicable legal limitations; and (f) provide office space, secretarial and clerical services and wire and telephone services (not including toll charges, which will be reimbursed by the Funds), and monitor and review Fund contracted services and expenditures pursuant to the distribution plans of the Funds.
In performing its investment management services to the
Funds under the terms of this Agreement, the Investment Advisor will provide the Funds with ongoing investment guidance and policy direction.
The Investment Advisor further agrees that, in performing
its duties hereunder, it will:
(a)	comply with the 1940 Act and all rules and regulations
thereunder, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Board of Directors;
(b)	use reasonable efforts to manage the Portfolios so
that the Funds will qualify, and continue to qualify, as regulated investment companies under Subchapter M of the Code and regulations issued thereunder;
(c)	place orders pursuant to its investment determinations
for the Funds in accordance with applicable policies expressed in the Funds' Prospectus and/or Statement of Additional Information, established through written guidelines determined by the Corporation and provided to the Investment Advisor, and in accordance with applicable legal requirements;
(d)	furnish to the Corporation whatever statistical
information the Corporation may reasonably request with respect to the Portfolios. In addition, the Investment Advisor will keep the Corporation and the Directors informed of developments materially affecting the Portfolios and shall, on the Investment Advisor's own initiative, furnish to the Corporation from time to time whatever information the Investment Advisor believes appropriate for this purpose;
(e)	make available to the Corporation's administrator,
PFPC Inc. (the "Administrator"), and the Corporation, promptly upon their request, such copies of its investment records and ledgers with respect to the Portfolios as may be required to assist the Administrator and the Corporation in their compliance with applicable laws and regulations. The Investment Advisor will furnish the Directors with such periodic and special reports regarding the Funds as they may reasonably request;
(f)	meet quarterly with the Corporation's Board of
Directors to explain its investment management activities, and any reports related to the Portfolios as may reasonably be requested by the Corporation;
(g)	immediately notify the Corporation in the event that
the Investment Advisor or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Investment Advisor from serving as investment adviser pursuant to this Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the SEC or other regulatory authority. The Investment Advisor further agrees to notify the Corporation immediately of any material fact known to the Investment Advisor respecting or relating to the Investment Advisor that is not contained in the Registration Statement regarding the Funds, or any amendment or supplement thereto, but that is required to be disclosed thereon, and of any statement contained therein that becomes untrue in any material respect; and
(h)	in making investment decisions for the Portfolios, use
no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Investment Advisor seek to obtain any such information.
3.	Investment Guidelines.  The Corporation shall supply
the Investment Advisor with such information as the Investment Advisor shall reasonably require concerning the Funds' investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Portfolios.
4.	Use of Securities Brokers and Dealers.  Purchase and
sale orders will usually be placed with brokers which are selected by the Investment Advisor as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Investment Advisor places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Funds, in selecting brokers or dealers to execute such orders, the Investment Advisor is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Investment Advisor's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Investment Advisor may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Investment Advisor determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Funds or the Investment Advisor's overall responsibilities to the Investment Advisor's discretionary accounts.
Neither the Investment Advisor nor any parent, subsidiary
or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Funds, provided that this limitation shall not prevent the Investment Advisor from utilizing the services of a securities broker which is a parent, subsidiary or related firm, provided such broker effects transactions on a "cost only" or "nonprofit" basis to itself and provides competitive execution. Unless otherwise directed by the Corporation in writing, the Investment Advisor may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.
5.	Compensation.  For its services specified in this
Agreement, the Corporation agrees to pay annual fees to the Investment Advisor equal to the amounts listed opposite the respective Fund on Exhibit A. Fees shall be computed and accrued daily and paid monthly based on the average daily net asset value of shares of the Funds as determined according to the manner provided in the then-current prospectus of the Funds. The Investment Advisor shall be responsible for compensating any investment sub-advisers employed by the Funds.
6.	Fees and Expenses.  The Investment Advisor shall not
be required to pay any expenses of the Funds other than those specifically allocated to the Investment Advisor in this section
6. In particular, but without limiting the generality of the foregoing, the Investment Advisor shall not be responsible for the following expenses of the Funds: organization and certain offering expenses of the Funds (including out-of-pocket expenses, but not including the Investment Advisor's overhead and employee costs); fees payable to the Investment Advisor and to any other of the Funds' advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Corporation's officers and employees; fees and expenses of the Funds' Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Funds; payments to the Administrator for maintaining the Funds' financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Funds; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Funds for sale; freight, insurance and other charges in connection with the shipment of the Funds' portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Funds, or of entering into other transactions or engaging in any investment practices with respect to the Funds; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Funds' businesses) of officers, directors and employees of the Corporation who are not interested persons of the Investment Advisor; and travel expenses (or an appropriate portion thereof) of officers or directors of the Corporation who are officers, directors or employees of the Investment Advisor to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Corporation with respect to matters concerning the Funds, or any committees thereof or advisers thereto.
7.	Books and Records.  The Investment Advisor agrees to
maintain such books and records with respect to its services to the Funds as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Investment Advisor also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Corporation and will be surrendered promptly to the Corporation upon its request. The Investment Advisor further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Funds are being conducted in accordance with applicable laws and regulations.
8.	Aggregation of Orders.  Provided the investment
objectives, policies and restrictions of the Funds are adhered to, the Corporation agrees that the Investment Advisor may aggregate sales and purchase orders of securities held in the Funds with similar orders being made simultaneously for other accounts managed by the Investment Advisor or with accounts of the affiliates of the Investment Advisor, if in the Investment Advisor's reasonable judgment such aggregation shall result in an overall economic benefit to the respective Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Corporation acknowledges that the determination of such economic benefit to the Funds by the Investment Advisor represents the Investment Advisor's evaluation that the Funds are benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.
9.	Liability.  The Investment Advisor shall not be liable
to the Corporation for the acts or omissions of any other fiduciary or other person respecting the Funds or for anything done or omitted by the Investment Advisor under the terms of this Agreement if the Investment Advisor shall have acted in good faith and shall have exercised the degree of prudence, competence and expertise customarily exhibited by managers of institutional portfolios. Nothing in this Agreement shall in any way constitute a waiver or limitation of any rights which may not be so limited or waived in accordance with applicable law.
10.	Services Not Exclusive.  It is understood that the
services of the Investment Advisor are not exclusive, and that nothing in this Agreement shall prevent the Investment Advisor from providing similar services to other investment companies or to other series of investment companies, including the Corporation (whether or not their investment objectives and policies are similar to those of the Funds) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Investment Advisor's ability to meet its obligations to the Funds hereunder. When the Investment Advisor recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Investment Advisor recommends the purchase or sale of the same security for the Funds, it is understood that in light of its fiduciary duty to the Funds, such transactions will be executed on a basis that is fair and equitable to the Funds. In connection with purchases or sales of portfolio securities for the account of the Funds, neither the Investment Advisor nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Investment Advisor provides any advice to its clients concerning the shares of the Funds, the Investment Advisor shall act solely as investment counsel for such clients and not in any way on behalf of the Corporation or the Funds.
11.	Duration and Termination.  This Agreement shall
continue with respect to each of the Funds, until December 22, 2005, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of a Fund's outstanding voting securities (as defined in the 1940 Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated:
(a) at any time without penalty with respect to a Fund upon the vote of a majority of the Directors or by vote of the majority of that Fund's outstanding voting securities, upon sixty (60) days' written notice to the Investment Advisor or (b) by the Investment Advisor at any time without penalty, upon sixty (60) days' written notice to the Corporation. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Investment Advisor on behalf of the Funds at the time of such termination. The Investment Advisor shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.
12.	Amendments.  This Agreement may be amended at any time
but only by the mutual agreement of the parties.
13.	Proxies.  Unless the Corporation gives written
instructions to the contrary, the Investment Advisor shall vote all proxies solicited by or with respect to the issuers of securities in the Portfolios. The Investment Advisor shall maintain a record of how the Investment Advisor voted and such record shall be available to the Corporation upon its request. The Investment Advisor shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Funds' shareholders.
14.	Notices.  Any written notice required by or pertaining
to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

If to the Corporation:
Forward Funds, Inc.:
433 California Street, Suite 1010
San Francisco, CA 94104

If to the Investment Advisor:
Forward Management, LLC
433 California Street, Suite 1010
San Francisco, CA 94104

15.	Confidential Information.  The Investment Advisor
shall maintain the strictest confidence regarding the business affairs of the Funds. Written reports furnished by the Investment Advisor to the Corporation shall be treated by the Corporation and the Investment Advisor as confidential and for the exclusive use and benefit of the Corporation except as disclosure may be required by applicable law.
16.	Miscellaneous.
a.	This Agreement shall be governed by the laws of the
State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.
b.	Concurrently with the execution of this Agreement, the
Investment Advisor is delivering to the Corporation a copy of
Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Corporation hereby acknowledge receipt of such copy.
c.	The captions of this Agreement are included for
convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.
d.	If any provision of this Agreement shall be held or
made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.
e.	Nothing herein shall be construed as constituting the
Investment Advisor as an agent of the Corporation or the Funds. IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of June 25, 2004.

FORWARD FUNDS, INC.
By:
Name:  J. Alan Reid, Jr.
Title:  President

FORWARD MANAGEMENT, LLC

By:
Name: Jeremy W. Deems
Title:  CFO



Exhibit A

Fund                                                Advisory Fee
The Forward Global Emerging Markets Fund               1.25%


[PAGE BREAK]


                     REVISED EXHIBIT A

THIS REVISED EXHIBIT A, dated as of September 15, 2004 is the Revised Exhibit A to the Amended and Restated
Administration Agreement dated February 1, 2003 between PFPC
Inc. and Forward Funds, Inc. (the "Fund"). The following is the list of the Fund's Portfolios that are subject to the Agreement:



PORTFOLIOS

Forward Hoover Small Cap Equity Fund

Forward Hoover Mini-Cap Fund

Forward Uniplan Real Estate Investment Fund

Forward Hansberger International Growth Fund

Forward International Small Companies Fund

Forward Global Emerging Markets Fund

Sierra Club Stock Fund

Sierra Club Balanced Fund




PFPC INC.

By:________________________

Title:________________________


FORWARD FUNDS, INC.

By:________________________

Title:________________________


[PAGE BREAK]

FORM OF AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION
(the "Plan") is adopted as of this
       day of       , 2004, by and between
Forward Funds, Inc. (the "Company"),
a Maryland corporation, on behalf of the Forward Global Emerging Markets Fund
(the "Successor Fund"), a separate series of the Company, and Pictet Funds, a Massachusetts business trust (the "Trust"), on behalf of the Pictet Global
Emerging Markets Fund (the "Acquired Fund").

All references in this Plan to action taken by the Successor Fund or the Acquired Fund shall be deemed to refer to action taken by the Company or the Trust, respectively, on behalf of the respective series.

This Plan is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Section
368(a)(1) of the United States
Internal Revenue Code of 1986, as amended
(the "Code"). The reorganization (the
"Reorganization") will consist of the
transfer of all of the assets of the
Acquired Fund to the Successor Fund in
exchange solely for shares of beneficial interest ($.001 par value per share) of the Successor Fund (the "Successor Fund
Shares"), the assumption by the Successor
Fund of all liabilities of the
Acquired Fund, and the distribution of the Successor Fund Shares to the shareholders of the Acquired Fund in complete liquidation of the Acquired Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Plan.

WHEREAS, the Trust and the Company are each an open-end, registered investment company of the management type and the Acquired Fund owns securities which generally are assets of the character in which the Successor Fund is permitted to invest;

WHEREAS, the Board of Trustees of the Trust and the Board of Directors of the Company have determined that it is in the best interest of the Acquired Fund and the Successor Fund, respectively, that the assets of the Acquired Fund be acquired by the Successor Fund pursuant to this Plan and in accordance with the applicable statutes of the Commonwealth of Massachusetts and the State of
Maryland and that the interests of existing shareholders will not be diluted as a result of this transaction;

NOW, THEREFORE, in consideration of the
premises and of the covenants and
agreements hereinafter set forth, the
parties hereto covenant and agree as
follows:

1. PLAN OF REORGANIZATION

  1.1. Subject to any requisite approvals of the shareholders of the Acquired
Fund and Successor Fund and the other
terms and conditions herein set
forth and on the basis of the
representations and warranties contained
 herein, the Trust agrees to transfer
all of the assets of the Acquired
 Fund, as set forth in paragraph 1.2,
to the Successor Fund, and the
 Successor Fund agrees in exchange
therefore: (i) to deliver to the Trust
the number of full and fractional
Successor Fund Shares of the Successor
 Fund equal to the number of shares of
the Acquired Fund as of the time
 and date set forth in paragraph 2.1;
(ii) to credit to the shareholders
 of record of Institutional Class
Shares of the Acquired Fund full and
 fractional Institutional Class Shares
of the Successor Fund and to
 credit shareholders of record of
Retail Class Shares of the Acquired
 Fund with full and fractional
Investor Class Shares of the Successor
 Fund as of the time and date set
forth in paragraph 2.1 and (iii) to
 assume all liabilities of the
Acquired Fund, as set forth in paragraph
   1.2. Such transactions shall take
place at the closing provided for in
       paragraph 2.1 (the "Closing").

  1.2. The assets of the Acquired Fund to be acquired by the Successor Fund shall consist of all property,
including, without limitation, all cash,
       securities, commodities and futures
interests, and dividends or interest
       receivable which are owned by the
Acquired Fund and any deferred or
       prepaid expenses shown as an asset on
the books of the Acquired Fund on
       the closing date provided in
paragraph 2.1 (the "Closing Date"). All
       liabilities, expenses, costs, charges
and reserves of the Acquired Fund,
       to the extent that they exist at or
after the Closing, shall after the
       Closing attach to the Successor Fund
and may be enforced against the
       Successor Fund to the same extent as
if the same had been incurred by
       the Successor Fund.

  1.3. The Acquired Fund will distribute pro rata to its shareholders of record, determined as of immediately
after the close of business on the
       Closing Date (the "Current
Shareholders"), the Successor Fund Shares
       received by the Trust pursuant to
paragraph 1.1. Each Current
       Shareholder of the Acquired Fund will
receive a
       number of Institutional Class and
Investor Class Successor Fund Shares
       equal in number and value to the
Institutional Class and Retail Class,
       respectively, of the Acquired Fund
shares held by that shareholder, and
       each Successor Fund Share and each
Acquired Fund share will be of
       equivalent net asset value per share.
Such distribution and liquidation
       will be accomplished by the transfer
of the Successor Fund Shares then
       credited to the accounts of the
Acquired Fund on the books of the
       Successor Fund to open accounts on
the share records of the Successor
       Fund in the names of the Current
Shareholders and representing the
       respective pro rata number of the
Successor Fund Shares due such
       shareholders. All issued and
outstanding shares of the Acquired Fund
       will simultaneously be canceled on
the books of the Trust. The Successor
       Fund shall not issue certificates
representing the Successor Fund Shares
       in connection with such exchange.
Ownership of Successor Fund Shares
       will be shown on the books of the
Company's transfer agent. As soon as
       practicable after the Closing, the
Trust shall take all steps necessary
       to effect a complete liquidation of
the Acquired Fund and shall file
       such instruments, if any, as are
necessary to effect the dissolution of
       the Acquired Fund and shall take all
other steps necessary to effect
       such dissolution.

2. CLOSING AND CLOSING DATE

  2.1. The Closing Date shall be [September
17], 2004, or such other date as
       the parties may agree to in writing.
All acts taking place at the
       Closing shall be deemed to take place
simultaneously as of immediately
       after the close of business on the
Closing Date unless otherwise agreed
       to by the parties. The close of
business on the Closing Date shall be as
       of 4:00 p.m., Eastern Time. The
Closing shall be held at the offices of
       the Company or at such other time
and/or place as the Board of Directors
       or officers of the Company may
designate.

  2.2. The Trust shall direct Brown Brothers
Harriman & Company, as custodian
       for the Acquired Fund (the
"Custodian"), to deliver, at the Closing, a
       certificate of an authorized officer
stating that (i) the Acquired
       Fund's portfolio securities, cash,
and any other assets ("Assets") shall
       have been delivered in proper form to
the Successor Fund within two
       business days prior to or on the
Closing Date, and (ii) all necessary
       taxes in connection with the delivery
of the Assets, including all
       applicable federal and state
       stock transfer stamps, if any, have
been paid or provision for payment
       has been made. Each of the Acquired
Fund's portfolio securities
       represented by a certificate or other
written instrument shall be
       transferred and delivered by the
Acquired Fund as of the Closing Date
       for the account of the Successor Fund
duly endorsed in proper form for
       transfer in such condition as to
constitute good delivery thereof. The
       Acquired Fund shall direct the
Custodian to deliver portfolio securities
       and instruments deposited with a
securities depository, as defined in
       Rule 17f-4 under the Investment
Company Act of 1940, as amended (the
       "1940 Act"), as of the Closing Date
by book entry in accordance with the
       customary practices of such
depositories and the custodian for Successor
       Fund.

  2.3. PFPC Inc., as transfer agent for the Acquired Fund (the "Transfer
       Agent"), shall deliver, on behalf of
the Acquired Fund, at the Closing a
       certificate of an authorized officer
stating that its records contain
       the names and addresses of the
Acquired Fund Shareholders and the number
       and percentage ownership of
outstanding shares owned by each such
       shareholder immediately prior to the
Closing.

3. CALCULATIONS

  3.1. The number of each class of Successor
Fund Shares issued to the Acquired
       Fund pursuant to paragraph 1.1 will
be the number of issued and
       outstanding Acquired Fund shares of
each such class at 4:00 p.m. Eastern
       Time on the Closing Date or such
other time determined by the Company
       ("Valuation Time").

  3.2. The net asset value of each class of the Successor Fund Shares shall be the respective net asset value of the
Acquired Fund's shares of each
       such class at the Valuation Time. The
net asset value of Acquired Fund
       shares shall be computed at the
Valuation Time in the manner set forth
       in the Acquired Fund's then current
prospectus under the Securities Act
       of 1933, as amended (the "1933 Act").

4. VALUATION OF ASSETS

   The value of the assets of the Acquired
Fund shall be the value of such
   assets computed as of the Valuation Time on the Closing Date. The net asset value of the assets of the Acquired Fund to be transferred to the Successor
   Fund shall be computed by the Trust (and shall be subject to adjustment by the amount, if any, agreed to by the
Trust and the

   Acquired Fund and the Company and
Successor Fund). In determining the value
   of the securities transferred by the
Acquired Fund to the Successor Fund,
   each security shall be priced in
accordance with the pricing policies and
   procedures of the Acquired Fund as
described in the then current prospectus
   and statement of additional information.
For such purposes, price quotations
   and the security characteristics relating to establishing such quotations shall be determined by the Trust,
provided such determination shall be
   subject to the approval of the Company.
The Trust and Company agree to use
   commercially reasonable efforts to
resolve, prior to the Valuation Time, any
   material pricing differences between the prices of portfolio securities determined in accordance with the pricing policies and procedures of the
   Successor Fund and those determined in
accordance with the pricing policies
   and procedures of the Acquired Fund.

5. VALUATION TIME

   The Valuation Time shall be as set forth in paragraph 3.1. Notwithstanding anything in this Plan to the contrary, in the event that at the Valuation
   Time, (a) the New York Stock Exchange
shall be closed to trading or trading
   thereon shall be restricted, or (b)
trading or the reporting of trading on
   such exchange or elsewhere shall be
disrupted so that, in the judgment of
   the Trust or Company, accurate appraisal of the value of the net assets of the Acquired Fund is impracticable, the
Valuation Time shall be postponed to
   a time agreed to by the parties on the
first business day after the day when
   trading shall have been fully resumed
without restriction or disruption,
   reporting shall have been restored and
accurate appraisal of the value of
   the net assets of the Acquired Fund is
practicable.

6. REPRESENTATIONS AND WARRANTIES

  6.1. The Trust, on behalf of the Acquired
Fund, represents and warrants to
       the Successor Fund as follows:

      (a) The Acquired Fund is duly
organized as a series of the Trust, which
          is a business trust duly organized
and validly existing under the
          laws of the Commonwealth of
Massachusetts, with power under the
          Trust's Declaration of Trust to
own all of its properties and assets
          and to carry on its business as it
is now being conducted;

      (b) The Trust is a registered
investment company classified as a
          management company of the open-end
type, and its registration with
          the Securities and Exchange
Commission

          ("SEC") as an investment company
under the 1940 Act, and the
          registration of its shares under
the 1933 Act, are in full force and
          effect;

      (c) No consent, approval,
authorization, or order of any court or
          governmental authority is required
for the consummation by the
          Acquired Fund of the transactions
contemplated herein, except such as
          have been obtained under the 1933
Act, the Securities Exchange Act of
          1934, as amended (the "1934 Act")
and the 1940 Act, and such as may
          be required by state securities
laws;

      (d) On the Closing Date, the Acquired
Fund will have good and marketable
          title to the Acquired Fund's
assets to be transferred to the
          Successor Fund pursuant to
paragraph 1.1 and full right, power, and
          authority to sell, assign,
transfer and deliver such assets hereunder
          free of any liens or other
encumbrances, and upon delivery and
          payment for such assets, the
Successor Fund will acquire good and
          marketable title thereto, subject
to no restrictions on the full
          transfer thereof, including such
restrictions as might arise under
          the 1933 Act, other than as
disclosed to the Successor Fund;

      (e) The Acquired Fund is not engaged
currently, and the execution,
          delivery and performance of this
Plan will not result, in a material
          violation of the Trust's
Declaration of Trust or By-Laws;

      (f) Except as otherwise disclosed in
writing to and accepted by the
          Successor Fund, no litigation or
administrative proceeding or
          investigation of or before any
court or governmental body is
          presently pending or, to its
knowledge, threatened against the Trust
          or any of its properties or assets
that, if adversely determined,
          would materially and adversely
affect its financial condition or the
          conduct of its business. The Trust
knows of no facts which might form
          the basis for the institution of
such proceedings and is not a party
          to or subject to the provisions of
any order, decree or judgment of
          any court or governmental body
which materially and adversely affects
          its business or its ability to
consummate the transactions herein
          contemplated;

      (g) The Statement of Assets and
Liabilities, Statements of Operations and
          Changes in Net Assets, and
Schedule of

          Investments of the Acquired Fund
at December 31, 2003 have been
          audited by PricewaterhouseCoopers,
LLP, independent registered public
          accountants, and are in accordance
with generally accepted accounting
          principles ("GAAP") consistently
applied, and such statements (copies
          of which have been furnished to
the Successor Fund) present fairly,
          in all material respects, the
financial condition of the Acquired
          Fund as of such date in accordance
with GAAP, and there are no known
          contingent liabilities of the
Acquired Fund required to be reflected
          on a balance sheet (including the
notes thereto) in accordance with
          GAAP as of such date not disclosed
therein;

      (h) Since December 31, 2003, there has
not been any material adverse
          change in the Acquired Fund's
financial condition, assets,
          liabilities or business, other
than changes occurring in the ordinary
          course of business, or any
incurrence by the Acquired Fund of
          indebtedness maturing more than
one year from the date such
          indebtedness was incurred, except
as otherwise disclosed to and
          accepted by the Successor Fund.
For the purposes of this subparagraph
          (h), a decline in net asset value
per share of the Acquired Fund due
          to declines in market values of
securities in the Acquired Fund's
          portfolio, the discharge of
Acquired Fund liabilities, or the
          redemption of Acquired Fund shares
by shareholders of the Acquired
          Fund shall not constitute a
material adverse change;

      (i) On the Closing Date, all Federal
and other tax returns and reports of
          the Acquired Fund required by law
to have been filed by such date
          (including any extensions) shall
have been filed and are or will be
          correct in all material respects,
and all Federal and other taxes
          shown as due or required to be
shown as due on said returns and
          reports shall have been paid or
provision shall have been made for
          the payment thereof, and to the
best of the Acquired Fund's
          knowledge, no such return is
currently under audit and no assessment
          has been asserted with respect to
such returns;

      (j) For each taxable year of its
operation (including the taxable year
          ending on the Closing Date), the
Acquired Fund has met the
          requirements of Subchapter M of
the Code for qualification as a
          regulated investment company and
has elected to be treated as such,
          has been eligible to and has
          computed its Federal income tax
under Section 852 of the Code;

      (k) There are no liabilities of the
Acquired Fund whether or not
          determined or determinable, other
than liabilities disclosed or
          provided for in the Acquired
Fund's Financial Statements and
          liabilities incurred in the
ordinary course of business prior to the
          Closing Date, or otherwise
disclosed to the Successor Fund, none of
          which has been materially adverse
to the business, assets or results
          of operations of the Acquired
Fund. The Trust's current registration
          statement, which is on file with
the SEC, does not contain an untrue
          statement of a material fact or
omit a material fact that is required
          to be stated therein or that is
necessary to make the statements
          therein not misleading.

      (l) All issued and outstanding shares
of the Acquired Fund are, and on
          the Closing Date will be, duly and
validly issued, fully paid and
          non-assessable by the Trust and
have been offered and sold in
          compliance in all material
respects with applicable registration
          requirements of the 1933 Act and
state securities laws. All of the
          issued and outstanding shares of
the Acquired Fund will, at the time
          of Closing, be held by the persons
and in the amounts set forth in
          the records of the Transfer Agent,
on behalf of the Acquired Fund, as
          provided in paragraph 2.3. The
Acquired Fund does not have
          outstanding any options, warrants
or other rights to subscribe for or
          purchase any of the shares of the
Acquired Fund, nor is there
          outstanding any security
convertible into any of the Acquired Fund's shares;

      (m) The adoption and performance of
this Plan will have been duly
          authorized prior to the Closing
Date by all necessary action, if any,
          on the part of the Trustees of the
Trust, and, subject to any
          required approval of the
shareholders of the Acquired Fund, this Plan
          will constitute a valid and
binding obligation of the Acquired Fund,
          enforceable in accordance with its
terms, subject, as to enforcement,
          to bankruptcy, insolvency,
reorganization, moratorium and other laws
          relating to or affecting
creditors' rights and to general equity
          principles;

      (n) The information to be furnished by
the Acquired Fund for use in
          registration statements, proxy
materials and other
          documents filed or to be filed
with any federal, state or local
          regulatory authority (including
the National Association of
          Securities Dealers, Inc.), which
may be necessary in connection with
          the transactions contemplated
hereby, shall be accurate and complete
          in all material respects and shall
comply in all material respects
          with Federal securities and other
laws and regulations thereunder
          applicable thereto.

  6.2. The Company, on behalf of the
Successor Fund, represents and warrants to the Acquired Fund as follows:

      (a) The Successor Fund is duly
organized as a series of the Company,
          which is a corporation duly
organized and validly existing under the
          laws of the State of Maryland,
with power under the Company's
          Articles of Incorporation to own
all of its properties and assets and
          to carry on its business as it is
now being conducted;

      (b) The Company is a registered
investment company classified as a
          management company of the open-end
type, and its registration with
          the SEC as an investment company
under the 1940 Act and the
          registration of its shares under
the 1933 Act are in full force and
          effect;

      (c) No consent, approval,
authorization, or order of any court or
          governmental authority is required
for the consummation by the
          Successor Fund of the transactions
contemplated herein, except such
          as have been obtained under the
1933 Act, the 1934 Act and the 1940
          Act and such as may be required by
state securities laws;

      (d) On the Closing Date, the Successor
Fund will have good and marketable
          title to the Successor Fund's
assets, free of any liens of other
          encumbrances, except those liens
or encumbrances as to which the
          Acquired Fund has received notice
and necessary documentation at or
          prior to the Closing;

      (e) The Successor Fund is not engaged
currently, and the execution,
          delivery and performance of this
Plan will not result, in a material
          violation of the Company's
Articles of Incorporation or By-Laws;

      (f) Except as otherwise disclosed in
writing to and accepted by the
          Acquired Fund, no litigation or
administrative
          proceeding or investigation of or
before any court or governmental
          body is presently pending or, to
its knowledge, threatened against
          the Company or any of its
properties or assets that, if adversely
          determined, would materially and
adversely affect its financial
          condition or the conduct of its
business. The Company knows of no
          facts which might form the basis
for the institution of such
          proceedings and is not a party to
or subject to the provisions of any
          order, decree or judgment of any
court or governmental body which
          materially and adversely affects
its business or its ability to
          consummate the transactions herein
contemplated;

      (g) On the Closing Date, all Federal
and other tax returns and reports of
          the Successor Fund required by law
to have been filed by such date
          (including any extensions) shall
have been filed and are or will be
          correct in all material respects,
and all Federal and other taxes
          shown as due or required to be
shown as due on said returns and
          reports shall have been paid or
provision shall have been made for
          the payment thereof, and to the
best of the Successor Fund's
          knowledge no such return is
currently under audit and no assessment
          has been asserted with respect to
such returns;

      (h) The Successor Fund, for the entire
taxable year including the date of
          the Reorganization, will qualify
and elect to be treated as a
          regulated investment company under
Section 851 of the Code and will
          for that taxable year compute its
federal income tax under Code
          Section 852. Successor Fund had no
assets and/or earnings prior to
          the taxable year of the
Reorganization.

      (i) All issued and outstanding
Successor Fund Shares are, and on the
          Closing Date will be, duly and
validly issued, fully paid and
          non-assessable by the Company and
have been offered and sold in
          compliance in all material
respects with applicable registration
          requirements of the 1933 Act and
state securities laws. The Successor
          Fund does not have outstanding any
options, warrants or other rights
          to subscribe for or purchase any
Successor Fund Shares, nor is there
          outstanding any security
convertible into any Successor Fund Shares.
          Except for the shares issued
pursuant to

          Article 1 above, there shall be no
issued and outstanding Successor
          Fund Shares or any other
securities issued by the Successor Fund
          before the effective date of the
Reorganizations;

      (j) The adoption and performance of
this Plan will have been fully
          authorized prior to the Closing
Date by all necessary action, if any,
          on the part of the Directors of
the Company on behalf of the
          Successor Fund and, subject to any
required approval of the
          shareholders of the Successor
Fund, this Plan will constitute a valid
          and binding obligation of the
Successor Fund, enforceable in
          accordance with its terms,
subject, as to enforcement, to bankruptcy,
          insolvency, reorganization,
moratorium and other laws relating to or
          affecting creditors' rights and to
general equity principles;

      (k) The information to be furnished by
the Successor Fund for use in the
          registration statements, proxy
materials and other documents that may
          be necessary in connection with
the transactions contemplated hereby
          shall be accurate and complete in
all material respects and shall
          comply in all material respects
with Federal securities and other
          laws and regulations applicable
thereto; and

      (l) All information to be furnished by
or on behalf of the Company for
          use in the proxy materials to be
supplied to shareholders of the
          Acquired Fund that relates to the
Company, Successor Fund, Investment
          Advisor, the agreements between
the Company and other service
          providers, the effects, tax and
otherwise, of the Reorganization on
          shareholders of the Acquired Fund,
and other matters known primarily
          to the Company or the Investment
Advisor (i) shall be true and
          correct in all material respects;
(ii) shall not contain (and shall
          not contain at the time the proxy
statement/prospectus is mailed to
          shareholders of the Acquired Fund)
any untrue statement of a material
          fact or omit to state a material
fact required to be stated therein
          or necessary to make the
statements therein, in light of the
          circumstances under which such
statements were made, not materially
          misleading; and (iii) shall comply
in all material respects with the
          provisions of the 1933 Act, the
1934 Act and the 1940 Act and the
          rules and regulations thereunder.

7. COVENANTS OF THE SUCCESSOR FUND AND THE
ACQUIRED FUND

  7.1. Each of the Successor Fund and
Acquired Fund will operate its business
       in the ordinary course between the
date hereof and the Closing Date, it
       being understood that such ordinary
course of business will include the
       declaration and payment of customary
dividends and distributions, and
       any other distribution that may be
advisable.

  7.2. To the extent required by applicable law, the Trust will call a meeting of the shareholders of the Acquired
Fund to consider and act upon this
       Plan and to take all other action
necessary to obtain approval of the
       transactions contemplated herein.

  7.3. The Acquired Fund covenants that the
Successor Fund Shares to be issued
       hereunder are not being acquired for
the purpose of making any
       distribution thereof, other than in
accordance with the terms of this
       Plan.

  7.4. The Acquired Fund will assist the
Successor Fund in obtaining such
       information as the Successor Fund
reasonably request concerning the
       beneficial ownership of the Acquired
Fund's shares.

  7.5. Subject to the provisions of this
Plan, each of the Successor Fund and
       the Acquired Fund will take, or cause
to be taken, all action, and do or
       cause to be done, all things
reasonably necessary, proper or advisable
       to consummate and make effective the
transactions contemplated by this
       Plan.

  7.6. As soon as is reasonably practicable after the Closing, the Acquired
       Fund will make a liquidating
distribution to its shareholders consisting
       of the Successor Fund Shares received
at the Closing.

  7.7. The Successor Fund and the Acquired
Fund shall use all reasonable
       efforts to fulfill or obtain the
fulfillment of the conditions precedent
       to effect the transactions
contemplated by this Plan as promptly as practicable.

  7.8. The Acquired Fund covenants that it will, from time to time, as and when reasonably requested by the Successor
Fund, execute and deliver or cause
       to be executed and delivered all such
assignments and other instruments,
       and will take or cause to be taken
such further action as the Successor
       Fund may reasonably
       deem necessary or desirable in order
to vest in and confirm the
       Successor Fund's title to and
possession of all the assets and otherwise
       to carry out the intent and purpose
of this Plan.

  7.9. The Successor Fund will use all
reasonable efforts to obtain the
       approvals and authorizations required
by the 1933 Act, the 1940 Act and
       such of the state blue sky or
securities laws as may be necessary in
       order to continue its operations
after the Closing Date.

8. CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE ACQUIRED FUND

   The obligations of the Acquired Fund to
consummate the transactions provided
   for herein shall be subject, at the
Acquired Fund's election, to the
   performance by the Successor Fund of all the obligations to be performed by them hereunder on or before the Closing
Date, and, in addition thereto, the
   following further conditions:

  8.1. All representations and warranties of the Successor Fund and the Company contained in this Plan shall be true
and correct in all material
       respects as of the date hereof and,
except as they may be affected by
       the transactions contemplated by this
Plan, as of the Closing Date, with
       the same force and effect as if made
on and as of the Closing Date;

  8.2. The Company and the Successor Fund
shall have performed all of the
       covenants and complied with all of
the provisions required by this Plan
       to be performed or complied with by
the Company and the Successor Fund
       on or before the Closing Date; and

  8.3. The Acquired Fund and the Successor
Fund shall have agreed on the number
       of full and fractional Successor Fund
Shares to be issued in connection
       with the Reorganization after such
number has been calculated in
       accordance with paragraph 1.1.

9. CONDITIONS PRECEDENT TO OBLIGATIONS OF
THE SUCCESSOR FUND

   The obligations of the Successor Fund to complete the transactions provided for herein shall be subject, at the
Successor Fund's election, to the
   performance by the Acquired Fund of all
of the obligations to be performed
   by them hereunder on or before the
Closing Date and, in addition thereto,
   the following conditions:

  9.1. All representations and warranties of the Trust and the Acquired Fund contained in this Plan shall be true
and correct in all
       material respects as of the date
hereof and, except as they may be
       affected by the transactions
contemplated by this Plan, as of the
       Closing Date, with the same force and
effect as if made on and as of the
       Closing Date;

  9.2. The Trust and the Acquired Fund shall have performed all of the covenants and complied with all of
the provisions required by this Plan
       to be performed or complied with by
the Trust or the Acquired Funds on
       or before the Closing Date;

  9.3. The Acquired Fund and the Successor
Fund shall have agreed on the number
       of full and fractional Successor Fund
Shares to be issued in connection
       with the Reorganization after such
number has been calculated in
       accordance with paragraph 1.1;

  9.4. The Acquired Fund shall have
delivered to the Successor Fund at the
       Closing Date the Acquired Fund's
Statement of Assets and Liabilities,
       prepared in accordance with generally
accepted accounting principles
       consistently applied, together with a
certificate of an authorized
       officer as specified in paragraph
2.2.

  9.5. The Acquired Fund shall have
delivered to the Successor Fund at the
       Closing Date the certificate
specified in paragraph 2.3.

   9.6 The Acquired Fund shall have declared a distribution or distributions prior to the Closing Date that,
together with all previous
       distributions, shall have the effect
of distributing to its shareholders
       (i) substantially all of its
investment company taxable income and
       substantially all of its net realized
capital gains, if any, for the
       period from the close of its last
taxable year to the Closing Date; and
       (ii) any undistributed investment
company taxable income and net
       realized capital gains from any
period to the extent not otherwise
       already distributed.

10. FURTHER CONDITIONS PRECEDENT TO
OBLIGATIONS OF THE SUCCESSOR FUND AND THE
    ACQUIRED FUND

   If any of the conditions set forth below do not exist on or before the
   Closing Date with respect to the Acquired
Fund or the Successor Fund, the
   other party to this Plan shall, at its
option, not be required to consummate
   the transactions contemplated by this
Plan:

   10.1. On the Closing Date, no action,
suit or other proceeding shall be
         pending or, to the knowledge of
each party to this Plan, threatened
         before any court or governmental
agency in which it
         is sought to restrain or prohibit,
or obtain damages or other relief
         in connection with, this Plan or
the transactions contemplated herein;

   10.2. All consents of other parties and
all other consents, orders and
         permits of Federal, state and local
regulatory authorities deemed
         necessary by the Successor Fund or
the Acquired Fund to permit
         consummation, in all material
respects, of the transactions
         contemplated hereby shall have been
obtained, except where failure to
         obtain any such consent, order or
permit would not involve a risk of a
         material adverse effect on the
assets or properties of the Successor
         Fund or the Acquired Fund, provided
that either party hereto may for
         itself waive any of such
conditions;

   10.3. Dechert LLP shall deliver an
opinion addressed to the Trust and to the
         Company substantially to the effect
that, based upon certain facts,
         assumptions, and representations,
the transactions contemplated by
         this Plan shall constitute tax-free
reorganizations for Federal income
         tax purposes, unless, based on the
circumstances existing at the time
         of the Closing, Dechert LLP
determines that a transaction contemplated
         by this Plan does not qualify as
such. The delivery of such opinion is
         conditioned upon receipt by Dechert
LLP of representations it shall
         request of the Trust and the
Company. Notwithstanding anything herein
         to the contrary, neither the Trust
nor the Company may waive the
         condition set forth in this
paragraph 10.3.

11. BROKERAGE FEES AND EXPENSES

   11.1. The Successor Fund and the Acquired
Fund each represent and warrant to
         the other that there are no brokers
or finders entitled to receive any
         payments in connection with the
transactions provided for herein.

   11.2. All of the expenses and costs of
the Reorganization and the
         transactions contemplated thereby
shall be borne by Forward
         Management, LLC.

12. INDEMNIFICATION

   12.1. The Company, on behalf of the
Successor Fund, shall indemnify, defend
         and hold harmless the Acquired
Fund, the Trust, its Board of Trustees,
         officers, employees and agents

         (collectively "Acquired Fund
Indemnified Parties") against all losses,
         claims, demands, liabilities and
expenses, including reasonable legal
         and other expenses incurred in
defending third-party claims, actions,
         suits or proceedings, whether or
not resulting in any liability to
         such Acquired Fund Indemnified
Parties, including amounts paid by any
         one or more of the Acquired Fund
Indemnified Parties in a compromise
         or settlement of any such claim,
action, suit or proceeding, or
         threatened third party claim, suit,
action or proceeding made with the
         consent of The Company, on behalf
of the Successor Fund, arising from
         any untrue statement or alleged
untrue statement of a material fact
         contained in the proxy materials,
as filed and in effect with the SEC,
         or any application prepared by the
Company, on behalf of the Successor
         Fund with any state regulatory
agency in connection with the
         transactions contemplated by this
Plan under the securities laws
         thereof; or which arises out of or
is based upon any omission or
         alleged omission to state therein a
material fact required to be
         stated therein or necessary to make
the statements therein not
         misleading; provided, however, that
the Company and the Successor Fund
         shall only be liable in such case
to the extent that any such loss,
         claim, demand, liability or expense
arises out of or is based upon an
         untrue statement or alleged untrue
statement or omission or alleged
         omission about the Company and/or
the Successor Fund or the
         transactions contemplated by this
Plan, which are attributable to the
         Company and/or the Successor Fund,
made in the proxy materials or any
         application filed with a state
regulatory agency.

   12.2. The Trust, on behalf of the
Acquired Fund, shall indemnify, defend,
         and hold harmless the Successor
Fund, the Company, its Board of
         Directors, officers, employees and
agents ("Successor Fund Indemnified
         Parties") against all losses,
claims, demands, liabilities, and
         expenses, including reasonable
legal and other expenses incurred in
         defending third-party claims,
actions, suits or proceedings, whether
         or not resulting in any liability
to such Successor Fund Indemnified
         Parties, including amounts paid by
any one or more of the Successor
         Fund Indemnified Parties in a
compromise or settlement of any such
         claim, suit, action or proceeding,
or threatened third-party claim,
         suit, action or proceeding made
with the consent of the

         Trust, on behalf of the Acquired
Fund, arising from any untrue
         statement or alleged untrue
statement of a material fact contained in
         the proxy materials, as filed and
in effect with the SEC or any
         application filed with a state
regulatory agency; or which arises out
         of or is based upon any omission or
alleged omission to state therein
         a material fact required to be
stated therein and necessary to make
         the statements therein not
misleading; provided, however, that the
         Trust and the Acquired Fund shall
only be liable in such case to the
         extent that any such loss, claim,
demand, liability or expense arises
         out of or is based upon an untrue
statement or alleged untrue
         statement or omission or alleged
omission about the Trust and/or the
         Acquired Fund or about the
transactions contemplated by this Plan,
         which are attributable to the
Trust, made in the proxy materials or
         any application filed with a state
regulatory agency.

   12.3. A party seeking indemnification
hereunder is hereinafter called the
         "indemnified party" and the party
from whom the indemnified party is
         seeking indemnification hereunder
is hereinafter called the
         "indemnifying party." Each
indemnified party shall notify the
         indemnifying party in writing
within ten (10) days of the receipt by
         one or more of the indemnified
parties of any notice of legal process
         of any suit brought against or
claim made against such indemnified
         party as to any matters covered by
this Article 12, but the failure to
         notify the indemnifying party shall
not relieve the indemnifying party
         from any liability which it may
have to any indemnified party
         otherwise than under this Article
12. The indemnifying party shall be
         entitled to participate at its own
expense in the defense of any
         claim, action, suit, or proceeding
covered by this Article 12, or, if
         it so elects, to assume at its own
expense the defense thereof with
         counsel satisfactory to the
indemnified parties; provided, however, if
         the defendants in any such action
include both the indemnifying party
         and any indemnified party and the
indemnified party shall have
         reasonably concluded that there may
be legal defenses available to it
         which are different from or
additional to those available to the
         indemnifying party, the indemnified
party shall have the right to
         select separate counsel to assume
such legal defense and to otherwise
         participate in the defense of such
action on behalf of such
         indemnified party.

   12.4. Upon receipt of notice from the
indemnifying party to the indemnified
         parties of the election by the
indemnifying party to assume the
         defense of such action, the
indemnifying party shall not be liable to
         such indemnified parties under this
Article 12 for any legal or other
         expenses subsequently incurred by
such indemnified parties in
         connection with the defense thereof
unless (i) the indemnified parties
         shall have employed such counsel in
connection with the assumption of
         legal defenses in accordance with
the last sentence of paragraph 12.3
         (it being understood, however, that
the indemnifying party shall not
         be liable for the expenses of more
than one separate counsel); (ii)
         the indemnifying party does not
employ counsel reasonably satisfactory
         to the indemnified parties to
represent the indemnified parties within
         a reasonable time after notice of
commencement of the action; or (iii)
         the indemnifying party has
authorized the employment of counsel for
         the indemnified parties at its
expense.

   12.5. This Article 12 shall survive the
termination of this Plan and for a
         period of three years following the
Closing Date.

13. ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES

    The representations, warranties and
covenants contained in this Plan or in
    any document delivered pursuant hereto
or in connection herewith shall
    survive the consummation of the
transactions contemplated hereunder. The
    covenants to be performed after the
Closing shall survive the Closing.

14. TERMINATION

    Prior to [      ], 2004, this Plan and
the transactions contemplated hereby
    may be terminated and abandoned only
upon the mutual written consent of the
    parties to this Plan. Thereafter, this
Plan and the transactions
    contemplated hereby may be terminated
and abandoned by either party by
    resolution of the Board of Trustees or
Board of Directors, as applicable,
    at any time prior to the Closing Date,
if circumstances should develop
    that, in the opinion of either Board,
make proceeding with the Plan
    inadvisable.

15. AMENDMENTS

    This Plan may be amended, modified or
supplemented in such manner as may be
    set forth in writing by the authorized
officers of the Company and the
    Trust; provided, however, that no such
amendment

    may have the effect of changing the
provisions for determining the number
    of Successor Fund Shares to be issued to the Acquired Fund Shareholders under this Plan to the detriment of such shareholders without their further approval.

16. HEADINGS; GOVERNING LAW; ASSIGNMENT;
LIMITATION OF LIABILITY;
    CONFIDENTIALITY

   16.1. The Article and paragraph headings contained in this Plan are for reference purposes only and shall
not affect in any way the meaning or
         interpretation of this Plan.

   16.2. This Plan shall be governed by and construed in accordance with the laws of the State of Maryland
without regard to its principles of
         conflicts of laws.

   16.3. This Plan may be executed in any
number of counterparts each of which
         shall be deemed an original.

   16.4. This Plan shall bind and inure to
the benefit of the parties hereto
         and their respective successors and
assigns, but no assignment or
         transfer hereof or of any rights or
obligations hereunder shall be
         made by any party without the
written consent of the other party.
         Nothing herein expressed or implied
is intended or shall be construed
         to confer upon or give any person,
firm or corporation, other than the
         parties hereto and their respective
successors and assigns, any rights
         or remedies under or by reason of
this Plan.

   16.5. It is expressly agreed that the
obligations of the parties hereunder
         shall not be binding upon any of
the Directors, shareholders,
         nominees, officers, agents, or
employees of the Company personally,
         but shall bind only property of
such party. The execution and delivery
         by such officers shall not be
deemed to have been made by any of them
         individually or to impose any
liability on any of them personally, but
         shall bind only the property of
each party.

   16.6. It is expressly agreed that the
obligations of the parties hereunder
         shall not be binding upon any of
the Trustees, shareholders, nominees,
         officers, agents, or employees of
the Trust personally, but shall bind
         only property of such party. The
execution and delivery by such
         officers shall not be deemed to
have been made by any of them
         individually or to impose any
liability on any of them personally, but shall bind only
         the property of each party.

   16.7. The sole remedy of a party hereto
for a breach of any representation
         or warranty made in this Plan by
the other party shall be an election
         by the non-breaching party not to
complete the transactions
         contemplated herein.

   16.8. Notwithstanding anything herein to the contrary, except as reasonably necessary to comply with applicable
securities laws, each party (and
         each employee, representative or
other agent of each party) hereto may
         disclose to any and all persons,
without limitation of any kind, any
         information with respect to the
United States federal income "tax
         treatment" and "tax structure" (in
each case, within the meaning of
         Treasury Regulation Section 1.6011-
4) of the transactions contemplated
         hereby and all materials of any
kind (including opinions or other tax
         analyses) that are provided to such
parties (or their representatives)
         relating to such tax treatment and
tax structure. To the extent not
         inconsistent with the immediately
preceding sentence, this
         authorization does not extend to
disclosure of any other information,
         including without limitation (a)
the names and addresses of the
         shareholders of the Trust, (b) all
information reasonably identified
         as confidential in writing by any
party hereto, or (c) any other term
         or detail, or portion of any
documents or other materials, not related
         to the tax treatment or tax
structure of the potential transaction.
         Except as permitted by this Plan,
each party hereto shall not
         disclose, disseminate or utilize
such names and addresses and other
         confidential information without
the express written consent of the
         affected party until such time as
such information has come into the
         public domain.


IN WITNESS WHEREOF, each of the parties
hereto has caused this Plan to be
approved on behalf of the Successor Fund and the Acquired Fund.

FORWARD FUNDS, INC.
a Maryland corporation, on behalf of its series
Forward Global Emerging Markets Fund

By:
____________________________________________
________________________________
   Name:
   Title:

PICTET FUNDS
a Massachusetts business trust, on behalf of its series
Pictet Global Emerging Markets Fund

By:
____________________________________________
________________________________
   Name:
   Title: